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As filed with the Securities and Exchange Commission on

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Forest Oil Corporation
(Exact name of registrant as specified in its charter)

New York	25-0484900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Broadway
Suite 2200
Denver, Colorado 80202
(303) 812-1400
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Newton W. Wilson III
Senior Vice President,
General Counsel & Secretary
Forest Oil Corporation
1600 Broadway
Suite 2200
Denver, Colorado 80202
(303) 812-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
Suite 2600
New York, New York 10103
(212) 237-0000

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Primary Offering(1)(2):
Debt Securities(3)
Common Stock, including attached preferred share purchase rights(4)
Preferred Stock(5)
Depositary Shares(6)
Warrants(7)
Stock Purchase Contracts(8)
Stock Purchase Units(9)	(10)	(10)(11)	$600,000,000(12)(13)	$76,020

Secondary Offering:
Common Stock offered by the Selling Shareholder(14)	7,903,438	$27.23(15)	$215,210,617(15)	$27,267

Total			$815,210,617	$103,287	(16)

(footnotes on next page)

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(footnotes from previous page)

(1)
Forest Oil Corporation may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units.

(2)
Subject to note (13) below, this registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.

(3)
Subject to note (13) below, there is being registered an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in the aggregate initial price not to exceed $600,000,000, less the dollar amount of any registered securities previously issued. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.

(4)
Subject to note (13) below, there is being registered an indeterminate number of shares of common stock. Each share of common stock registered hereunder includes an associated First Series Junior Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the First Series Junior Preferred Stock purchase rights are not exercisable and may be transferred only with the common stock. No separate consideration is payable for the First Series Junior Preferred Stock purchase rights.

(5)
Subject to note (13) below, there is being registered an indeterminate number of shares of preferred stock.

(6)
Subject to note (13) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)
Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or common stock.

(8)
Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.

(9)
Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.

(10)
Pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, the amount to be registered and the proposed maximum offering price per unit is not specified as to each class of securities to be registered by the registrants hereunder.

(11)
The proposed maximum offering price per unit will be determined by the registrants from time to time in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.

(12)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(13)
In no event will the aggregate offering price of all securities issued from time to time pursuant to the primary offering exceed $600,000,000. Such amount represents the offering price of any preferred stock, common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the offering price rather than the principal amount of any debt securities issued at an original issue discount, the offering price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the offering price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14)
Up to 7,903,438 shares of common stock (including 522,036 shares of common stock that can be acquired upon the exercise of outstanding warrants) may be sold from time to time pursuant to this registration statement by the selling shareholder.

(15)
Estimated solely for the purpose of calculating the amount of this portion of the registration fee pursuant to Rule 457(c) under the Securities Act. The maximum offering price per unit and the maximum aggregate offering price is based on the average of the high and low sales price of Forest Oil Corporation's common stock on the New York Stock Exchange on July 12, 2004.

(16)
Calculated pursuant to Rule 457(o) at the statutory rate of $126.70 per $1,000,000 of securities registered.

EXPLANATORY NOTE

        This registration statement consists of two prospectuses, covering the registration of:

  •
  debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of Forest Oil Corporation; and

  •
  shares of common stock of Forest Oil Corporation that may be sold in one or more secondary offerings by one of Forest Oil Corporation's shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2004

PROSPECTUS

$600,000,000

Forest Oil Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may offer and sell securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings, with a total initial offering price of up to $600,000,000.

        We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplements carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities directly, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "FST."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

ABOUT THIS PROSPECTUS
FOREST OIL CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION WE INCORPORATE BY REFERENCE
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF SECURITIES WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities to be sold. This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

        References in this prospectus to the terms "we," "us," "Forest" or other similar terms mean Forest Oil Corporation and its subsidiaries, unless we state otherwise or the context indicates otherwise.

FOREST OIL CORPORATION

        We are an independent oil and gas company engaged in the acquisition, exploration, development and production of natural gas and liquids in North America and selected international locations. We were incorporated in New York in 1924, as the successor to a company formed in 1916, and have been a publicly held company since 1969. We operate from offices located in Denver, Colorado; Lafayette and Metairie, Louisiana; Anchorage, Alaska; and Calgary, Alberta, Canada.

        Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver Colorado, 80202, and our telephone number at our offices is (303) 812-1400.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at http://www.forestoil.com. We do not intend for information contained in our website to be part of this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding those filings made under Item 9 or 12 of Form 8-K) until the offering of the securities terminates or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  Quarterly report on Form 10-Q for the quarterly period ended March 31, 2004;

  •
  Current Reports on Form 8-K (excluding those filings made under Items 9 or 12) filed on May 24, 2004, May 27, 2004, June 2, 2004, June 3, 2004, July 6, 2004 and July 13, 2004; and

  •
  The description of our common stock contained in our Form 8-A filed with the SEC on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed with the SEC on October 17, 2003.

        You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning us at the following number or writing us at the following address:

      Forest Oil Corporation
      Attention: Corporate Secretary
      1600 Broadway
      Suite 2200
      Denver, Colorado 80202
      (303) 812-1400

FORWARD LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts or present facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in the documents incorporated by reference herein.

        These forward-looking statements appear in a number of places and include statements with respect to, among other things:

  •
  estimates of our oil and gas reserves;

  •
  estimates of our future natural gas and liquids production, including estimates of any increases in oil and gas production;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  our outlook on oil and gas prices;

  •
  the impact of political and regulatory developments;

  •
  our future financial condition or results of operations and our future revenues and expenses; and

  •
  our business strategy and other plans and objectives for future operations.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes and the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and the other risks incorporated by reference in this prospectus. The financial results of our foreign operations are also subject to currency exchange rate risks.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        All forward-looking statements express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Forest are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Forest or persons acting on its behalf may issue.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures, acquisitions and additions to our working capital.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

		Years Ended December 31,
	Three Months Ended March 31, 2004
		2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	3.2	3.7	1.6	4.4	3.1	1.4

        For purposes of calculating the ratios of consolidated earnings to fixed charges:

  •
  "earnings" consist of earnings from continuing operations before income taxes, amortization of capitalized interest, net equity in undistributed earnings of subsidiaries and fixed charges, less capitalized interest; and

  •
  "fixed charges" consist of interest (whether expensed or capitalized), amortization of debt costs and discount or premium relating to any indebtedness and that portion of rental cost equivalent to interest (estimated to be one-third of rental cost).

        We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities").

        The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between our company and a U.S. banking institution (a "Trustee"). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

        The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

        We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

        The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

        The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

        A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

  •
  the title of the Debt Securities;

  •
  whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

  •
  the total principal amount of the Debt Securities;

  •
  the dates on which the principal of the Debt Securities will be payable;

  •
  the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

  •
  the places where payments on the Debt Securities will be payable;

  •
  any terms upon which the Debt Securities may be redeemed at our option;

  •
  any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the Debt Securities;

  •
  whether the Debt Securities are defeasible;

  •
  any addition to or change in the Events of Default;

  •
  if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

  •
  any addition to or change in the covenants in the applicable Indenture; and

  •
  any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

        The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

        If so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount below their principal amount and pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities"). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

Senior Debt Securities

        The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

        Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including any Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

  •
  the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

        The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities.

Conversion Rights

        The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Form, Exchange and Transfer

        The Debt Securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof. (Section 302)

        Subject to the terms of the applicable Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)

Global Securities

        The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

        No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

  •
  the depositary is unwilling or unable to continue as depositary;

  •
  an Event of Default has occurred and is continuing; or

  •
  as otherwise provided in a prospectus supplement.

        Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and 1003)

Consolidation, Merger and Sale of Assets

        We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

  •
  the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  any other conditions specified in the applicable prospectus supplement are met. (Section 801)

Events of Default

        Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the Indentures:

  •
  failure to pay principal or premium on any Debt Security of that series when due;

  •
  failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

  •
  failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

  •
  failure to perform any other covenant or the breach of any warranty in the Indenture for 90 days after being given written notice;

  •
  certain events of bankruptcy, insolvency or reorganization affecting us; and

  •
  any other Event of Default included in the applicable Indenture or supplemental indenture. (Section 501)

        If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities, as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can rescind the acceleration. (Section 502)

        Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

        The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture, unless:

  •
  the holder has given written notice to the Trustee of an Event of Default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  •
  the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

        Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

        We will be required to furnish to each Trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

Modification and Waiver

        Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Defeasance and Covenant Defeasance

        If, and to the extent, indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures, relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

        Defeasance and Discharge.    The Indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

        Defeasance of Certain Covenants.    The Indentures provide that, upon the exercise of our option (if any), we may omit to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain Events of Default as described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1303 and 1304)

Notices

        Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

        We, the Trustees and any agent of ours or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

        The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

DESCRIPTION OF CAPITAL STOCK

        Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 210,000,000 shares of stock, including:

  •
  200,000,000 shares of common stock, $0.01 par value per share, of which 53,741,543 shares were issued and outstanding as of March 31, 2004; and

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  10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are currently issued or outstanding.

Common Stock

        This section describes the general terms of our common stock. For more detailed information, you should refer to our restated certificate of incorporation and amended bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "FST". Any additional common stock we issue will also be listed on the NYSE.

        All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

        Our common shareholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights.

        Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common shareholders do not have any preemptive, subscription, redemption or conversion rights.

        We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Preferred Stock

        The following summary describes certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

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  the series, the number of shares offered and the liquidation value of the preferred stock;

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  the price at which the preferred stock will be issued;

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  the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

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  the liquidation preference of the preferred stock;

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  the voting rights of the preferred stock;

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  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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  whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

        Our restated certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our shareholders. The board can also determine the number of shares of each series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

  •
  voting powers;

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  designations;

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  preferences;

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  dividend rights;

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  dividend rates;

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  terms of redemption;

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  redemption process;

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  conversion rights; and

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  any other terms permitted to be established by our certificate of incorporation and by applicable law.

        In some cases, the issuance of preferred stock could delay a change in control of the company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

        The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

        Certain provisions in our restated certificate of incorporation, by-laws, shareholders' rights plan and the New York Business Corporation Law ("NYBCL") may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

        Blank Check Preferred Stock.    Our restated certificate of incorporation authorizes the issuance of blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

        Shareholders' Rights Agreement.    Our board of directors has adopted a shareholders' rights plan. Under the rights plan, each share of common stock includes a preferred stock purchase right (the "rights"). Each right entitles the registered holder under the circumstances described below to purchase from our company one one-hundredth of a share of our First Series Junior Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

        Until the distribution date, the rights will be transferred with and only with the common shares. Until the distribution date (or earlier redemption or expiration of the rights), new common share certificates or ownership statements issued after October 29, 1993 upon transfer or any new issuance of the common shares will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for common shares, even without such notation or a copy of a summary of rights being attached thereto, will also constitute the transfer of the rights associated with the common shares represented by such certificate. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

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  10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding common stock; or

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  10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock.

        As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

        The rights are not exercisable until the distribution date. The rights will expire on October 29, 2013, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

        If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-hundredths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

        If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the right.

        The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-hundredth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (a) $1.00 in cash, or (b) 100 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $100 per share, or (b) 100 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 100 times the amount received per share of common stock. Each whole preferred share will be entitled to 100 votes on all matters submitted to a vote of our shareholders', and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our shareholders'.

        The purchase price and the number of one one-hundredths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

        At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-hundredth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

        At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding common stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Business Combinations under New York law.    We are a New York corporation and are subject to the New York Business Corporation Law ("NYBCL"). The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder's stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

        A business combination is defined by Section 912 of the NYBCL as including various transactions between the corporation and an interested shareholder, including mergers, consolidations, transfers of assets (whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise), certain share issuances, liquidation or dissolution, certain reclassifications of securities and other transactions resulting in financial benefit to a shareholder.

Transfer Agent and Registrar

        Our transfer agent and registrar for the common stock in the United States is Mellon Investor Services LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The term "bank depositary" means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF SECURITIES WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred stock, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as an agent of our company in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

        The following summary of certain provisions of the securities warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreements.

        Reference is made to the prospectus supplement relating to the particular issue of securities warrants offered thereby for the terms of and information relating to such securities warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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  the number of shares and series of preferred stock purchasable upon the exercise of securities warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

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  the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

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  the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

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  United States federal income tax consequences applicable to such securities warrants;

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  the amount of securities warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such securities warrants.

        Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

        Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in the prospectus supplement relating to such securities warrants.

        Prior to the exercise of any securities warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Remarketing Arrangements

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

LEGAL MATTERS

        Our legal counsel, Vinson & Elkins L.L.P., New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Forest Oil Corporation as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to the adoption of Statements of Financial Accounting Standards Nos. 145, 143, 142 and 133.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2004

PROSPECTUS

Forest Oil Corporation

7,903,438 Shares

Common Stock

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 7,903,438 shares of our common stock (including 522,036 shares of common stock that can be acquired upon exercise of outstanding warrants) for the account of the selling shareholder referred to in this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder.

        Our common stock is listed on the New York Stock Exchange under the symbol "FST."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

ABOUT THIS PROSPECTUS
FOREST OIL CORPORATION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION WE INCORPORATE BY REFERENCE
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under this shelf registration process, the selling shareholder may, over time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock the selling shareholder may offer. If required, each time the selling shareholder offers common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the common stock, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

        References in this prospectus to the terms "we," "us," "Forest" or other similar terms mean Forest Oil Corporation and its subsidiaries, unless we state otherwise or the context indicates otherwise.

FOREST OIL CORPORATION

        We are an independent oil and gas company engaged in the acquisition, exploration, development and production of natural gas and liquids in North America and selected international locations. We were incorporated in New York in 1924, as the successor to a company formed in 1916, and have been a publicly held company since 1969. We operate from offices located in Denver, Colorado; Lafayette and Metairie, Louisiana; Anchorage, Alaska; and Calgary, Alberta, Canada.

        Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver Colorado, 80202, and our telephone number at our offices is (303) 812-1400.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at http://www.forestoil.com. We do not intend for information contained in our website to be part of this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The

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information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding those filings made under Item 9 or 12 of Form 8-K) until the offering of the securities terminates or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  Quarterly report on Form 10-Q for the quarterly period ended March 31, 2004;

  •
  Current Reports on Form 8-K (excluding those filings made under Items 9 or 12) filed on May 24, 2004, May 27, 2004, June 2, 2004, June 3, 2004, July 6, 2004 and July 13, 2004; and

  •
  The description of our common stock contained in our Form 8-A filed with the SEC on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed with the SEC on October 17, 2003.

        You may request a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by telephoning us at the following number or writing us at the following address:

      Forest Oil Corporation
      Attention: Corporate Secretary
      1600 Broadway
      Suite 2200
      Denver, Colorado 80202
      (303) 812-1400

FORWARD LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts or present facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward- looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in the documents incorporated by reference herein.

        These forward-looking statements appear in a number of places and include statements with respect to, among other things:

  •
  estimates of our oil and gas reserves;

  •
  estimates of our future natural gas and liquids production, including estimates of any increases in oil and gas production;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  our outlook on oil and gas prices;

  •
  the impact of political and regulatory developments;

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  •
  our future financial condition or results of operations and our future revenues and expenses; and

  •
  our business strategy and other plans and objectives for future operations.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes and the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures and the other risks incorporated by reference in this prospectus. The financial results of our foreign operations are also subject to currency exchange rate risks.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus or the documents we incorporate by reference, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        All forward-looking statements express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Forest are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Forest or persons acting on its behalf may issue.

USE OF PROCEEDS

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 7,903,438 shares of common stock (including 522,036 shares of common stock that can be acquired upon exercise of outstanding warrants) for the account of the selling shareholder referred to in this prospectus. We will not receive any proceeds from the sale of any shares of common stock by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

        Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 210,000,000 shares of stock, including:

  •
  200,000,000 shares of common stock, $0.01 par value per share, of which 53,741,543 shares were issued and outstanding as of March 31, 2004; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are currently issued or outstanding.

Common Stock

        This section describes the general terms of our common stock. For more detailed information, you should refer to our restated certificate of incorporation and amended bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

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        Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "FST". Any additional common stock we issue will also be listed on the NYSE.

        All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

        Our common shareholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights.

        Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common shareholders do not have any preemptive, subscription, redemption or conversion rights.

        We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Anti-Takeover Provisions

        Certain provisions in our restated certificate of incorporation, by-laws, shareholders' rights plan and the New York Business Corporation Law ("NYBCL") may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

        Blank Check Preferred Stock.    Our restated certificate of incorporation authorizes the issuance of blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

        Shareholders' Rights Agreement.    Our board of directors has adopted a shareholders' rights plan. Under the rights plan, each share of common stock includes a preferred stock purchase right (the Rights). Each right entitles the registered holder under the circumstances described below to purchase from our company one one-hundredth of a share of our First Series Junior Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

        Until the distribution date, the rights will be transferred with and only with the common shares. Until the distribution date (or earlier redemption or expiration of the rights), new common share certificates or ownership statements issued after October 29, 1993 upon transfer or any new issuance of the common shares will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for common shares, even without such notation or a copy of a summary of rights being

4

attached thereto, will also constitute the transfer of the rights associated with the common shares represented by such certificate. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of:

  •
  10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding common stock; or

  •
  10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock.

        As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

        The rights are not exercisable until the distribution date. The rights will expire on October 29, 2013, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

        If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-hundredths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

        If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the right.

        The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-hundredth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (a) $1.00 in cash, or (b) 100 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $100 per share, or (b) 100 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 100 times the amount received per share of common stock. Each whole preferred share will be entitled to 100 votes on all matters submitted to a vote of our shareholders', and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our shareholders'.

        The purchase price and the number of one one-hundredths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

        At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become

5

null and void, at an exchange ratio of one share of common stock, or one one-hundredth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

        At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding common stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Business Combinations under New York law.    We are a New York corporation and are subject to the New York Business Corporation Law ("NYBCL"). The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder's stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

        A business combination is defined by Section 912 of the NYBCL as including various transactions between the corporation and an interested shareholder, including mergers, consolidations, transfers of assets (whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise), certain share issuances, liquidation or dissolution, certain reclassifications of securities and other transactions resulting in financial benefit to a shareholder.

Transfer Agent and Registrar

        Our transfer agent and registrar for the common stock in the United States is Mellon Investor Services LLC.

SELLING SHAREHOLDER

        The Anschutz Corporation has exercised certain of its rights under the registration rights agreements described below by requesting that we register under the registration statement of which this prospectus is a part all our shares held by The Anschutz Corporation. Accordingly, this prospectus relates to the offer and sale of up to 7,903,438 shares of our common stock (including 522,036 shares of our common stock that can be acquired upon exercise of outstanding warrants) by the selling shareholder.

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        The following table sets forth certain information with respect to the beneficial ownership of our common stock by the selling shareholder as of July 8, 2004. Beneficial ownership is calculated based on 53,741,543 shares of our common stock outstanding as of March 31, 2004.

			Shares Owned Before Offering			Shares Owned After Offering(1)
Name of Selling Shareholder	Shares Offered Hereby
			Number		Percent	Number	Percent
The Anschutz Corporation	7,903,438	(2)	7,903,438	(2)	14.7%	0	0%

(1)
Assumes the sale of common stock offered by this prospectus and no other purchases or sales of our common stock by the selling shareholder. If the selling shareholder does not sell all of the shares of common stock offered by this prospectus, actual ownership after the offering will be higher than this table reflects.

(2)
Includes 522,036 shares of common stock that can be acquired upon exercise of outstanding warrants.

        We and The Anschutz Corporation are parties to two registration rights agreements, dated as of May 19, 1995 and July 10, 2000. The registration rights agreements afford The Anschutz Corporation certain rights, including the right to: (i) require us to undertake, from time to time, the registration with the SEC of some or all of our shares of common stock The Anschutz Corporation owns, subject to customary limitations as set forth in the registration rights agreements; and (ii) request that some or all of our shares of common stock owned by The Anschutz Corporation be included with other equity securities that we propose to register with the SEC, whether such registration relates to a primary or secondary offering, subject to customary limitations as set forth in the registration rights agreements.

        We will pay all expenses incurred in connection with the registration of the common stock owned by The Anschutz Corporation, excluding underwriting discounts and commissions.

PLAN OF DISTRIBUTION

        The selling shareholder may offer and sell shares of our common stock from time to time with this prospectus. We will not receive any of the proceeds of the sales of these shares.

Who May Sell and Applicable Restrictions

        The selling shareholder may offer and sell shares with this prospectus directly to purchasers. The selling shareholder may donate, pledge or otherwise transfer its shares to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

        The selling shareholder may from time to time offer shares through brokers, dealers or agents. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling shareholder (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions may be in excess of those customary in the type of transaction involved. Any brokerage commissions and similar selling expenses attributable to the sale of shares covered by this prospectus will be borne by the selling shareholder. To comply with some state securities laws, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers.

        Any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act of 1933.

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Prospectus Delivery

        A prospectus supplement or a post-effective amendment may be filed with the SEC to disclose additional information with respect to the distribution of the shares. In particular, if we receive notice from the selling shareholder that a donee, pledgee, transferee or other successor intends to sell more than 500 shares of our common stock, or that the selling shareholder has entered into a material arrangement with an underwriter or broker-dealer for the sale of shares covered by this prospectus, then to the extent required we will file a supplement to this prospectus.

Manner of Sales

        The selling shareholder may act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices, at fixed prices or at other negotiated prices.

        The shares may be sold according to one or more of the following methods:

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares;

  •
  an exchange distribution under the rules of the exchange;

  •
  face-to-face transactions between sellers and purchasers without a broker-dealer;

  •
  transactions directly with a market-maker,

  •
  through the writing of options; and

  •
  any other method permitted pursuant to applicable law.

        In addition, the selling shareholder may generally enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. The selling shareholder may, for example:

  •
  enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling shareholder;

  •
  sell shares short and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with its short positions;

  •
  write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares;

  •
  enter into option transactions or other types of transactions that require the selling shareholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

  •
  loan or pledge the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

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        These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

        If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, pursuant to Rule 424(b) under the Securities Act disclosing the material terms and conditions of these arrangements.

        The selling shareholder may also sell its shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

        Under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to common stock for five business days prior to the start of the distribution. In addition, the selling shareholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling shareholder or any other person.

Indemnification

        The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

        Our legal counsel, Vinson & Elkins L.L.P., New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Forest Oil Corporation as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to the adoption of Statements of Financial Accounting Standards Nos. 145, 143, 142 and 133.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by Forest Oil Corporation (the "Company") in connection with the issuance and distribution of the securities covered by this Registration Statement:

Registration Fee	$103,287
Fees and expenses of accountant	275,000
Fees and expenses of legal counsel	650,000
Fees and expenses of trustee and counsel	100,000
Printing and engraving expenses	350,000
Miscellaneous	396,713

Total	$1,875,000

        All of the above items, except for the registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

        Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which the Company is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

        Article IX of the By-laws of the Company contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

        The Underwriting Agreements that the Company may enter into with respect to the offer and sale of securities covered by this Registration Statement will contain certain provisions for the indemnification of directors and officers of the Company and the Underwriters or Sales Agent, as applicable, against civil liabilities under the Securities Act.

        We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16. Exhibits.

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Forest Oil Corporation's Form 10-Q for the quarter ended September 30, 1993 (File No. 0-4597).
4.2
Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Forest Oil Corporation's Form 10-Q for the quarter ended June 30, 1995 (File No. 0-4597).
4.3
Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Forest Oil Corporation's Form 10-Q for the quarter ended June 30, 1995 (File No. 0-4597).
4.4
Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation's Registration Statement on Form S-2 (File No. 33-64949).
4.5
Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Forest Oil Corporation's Form 10-K for the year ended December 31, 2000 (File No. 001-13515).
4.6
Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 3(ii) to Forest Oil Corporation's Form 10-K for the year ended December 31, 2000 (File No. 001-13515).
4.7
Amendment No. 1, dated as of February 25, 2003, to the Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 99.1 to Forest Oil Corporation's Current Report on Form 8-K dated February 25, 2003 (File No. 001-13515).

4.8
Amendment No. 2, dated October 17, 2003, to the Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 3.1 to Forest Oil Corporation's Current Report on Form 8-K dated October 17, 2003 (File No. 001-13515).
4.9
First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Forest Oil Corporation's Current Report on Form 8-K, dated October 17, 2003 (File No. 001-13515).
4.10	Form of Senior Debt Indenture, incorporated herein by reference to Exhibit 4.13 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.11	Form of Subordinated Debt Indenture, incorporated herein by reference to Exhibit 4.14 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.12	Form of Senior Debt Securities, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.13	Form of Subordinated Debt Securities, incorporated herein by reference to Exhibit 4.16 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
*4.14	Form of Warrant.
*4.15	Form of Warrant Agreement.
*4.16	Form of Depositary Receipt.
*4.17	Form of Depositary Agreement.
*4.18	Form of Stock Purchase Contract.
*4.19	Form of Stock Purchase Unit.
*5.1	Opinion of Vinson & Elkins L.L.P.
**12.1	Computation of Ratio of Earnings to Fixed Charges.
**23.1	Consent of KPMG LLP.
*23.2	Consent of Vinson & Elkins L.L.P. (to be included in Exhibit 5.1).
**24.1	Powers of Attorney (included on the original signature pages hereof).
***25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.
***25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.

*
To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**
Filed herewith.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (1)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (2)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (3)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (f)
  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (g)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 15, 2004.

FOREST OIL CORPORATION
By:	/s/ H. CRAIG CLARK H. Craig Clark President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Craig Clark, David H. Keyte and Newton W. Wilson III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ H. CRAIG CLARK (H. Craig Clark)	President and Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2004
/s/ DAVID H. KEYTE (David H. Keyte)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 15, 2004
/s/ JOAN C. SONNEN (Joan C. Sonnen)	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	July 15, 2004
/s/ FORREST E. HOGLUND (Forrest E. Hoglund)	Chairman of the Board of Directors	July 15, 2004

/s/ WILLIAM L. BRITTON (William L. Britton)	Director	July 15, 2004
/s/ CORTLANDT S. DIETLER (Cortlandt S. Dietler)	Director	July 15, 2004
/s/ DOD A. FRASER (Dod A. Fraser)	Director	July 15, 2004
/s/ JAMES H. LEE (James H. Lee)	Director	July 15, 2004
/s/ PATRICK R. MCDONALD (Patrick R. McDonald)	Director	July 15, 2004

INDEX OF EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement.
4.1
Restated Certificate of Incorporation of Forest Oil Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Forest Oil Corporation's Form 10-Q for the quarter ended September 30, 1993 (File No. 0-4597).
4.2
Certificate of Amendment of the Restated Certificate of Incorporation, dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Forest Oil Corporation's Form 10-Q for the quarter ended June 30, 1995 (File No. 0-4597).
4.3
Certificate of Amendment of the Certificate of Incorporation, dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Forest Oil Corporation's Form 10-Q for the quarter ended June 30, 1995 (File No. 0-4597).
4.4
Certificate of Amendment of the Certificate of Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to Forest Oil Corporation's Registration Statement on Form S-2 (File No. 33-64949).
4.5
Certificate of Amendment of the Certificate of Incorporation dated as of December 7, 2000, incorporated herein by reference to Exhibit 3(i)(d) to Forest Oil Corporation's Form 10-K for the year ended December 31, 2000 (File No. 001-13515).
4.6
Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 3(ii) to Forest Oil Corporation's Form 10-K for the year ended December 31, 2000 (File No. 001-13515).
4.7
Amendment No. 1, dated as of February 25, 2003, to the Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 99.1 to Forest Oil Corporation's Current Report on Form 8-K dated February 25, 2003 (File No. 001-13515).
4.8
Amendment No. 2, dated October 17, 2003, to the Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001, incorporated herein by reference to Exhibit 3.1 to Forest Oil Corporation's Current Report on Form 8-K dated October 17, 2003 (File No. 001-13515).
4.9
First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Forest Oil Corporation's Current Report on Form 8-K, dated October 17, 2003 (File No. 001-13515).
4.10	Form of Senior Debt Indenture, incorporated herein by reference to Exhibit 4.13 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.11	Form of Subordinated Debt Indenture, incorporated herein by reference to Exhibit 4.14 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.12	Form of Senior Debt Securities, incorporated herein by reference to Exhibit 4.15 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
4.13	Form of Subordinated Debt Securities, incorporated herein by reference to Exhibit 4.16 to Forest Oil Corporation's Registration Statement on Form S-3 (File No. 333-35270).
*4.14	Form of Warrant.
*4.15	Form of Warrant Agreement.
*4.16	Form of Depositary Receipt.

*4.17	Form of Depositary Agreement.
*4.18	Form of Stock Purchase Contract.
*4.19	Form of Stock Purchase Unit.
*5.1	Opinion of Vinson & Elkins L.L.P.
**12.1	Computation of Ratio of Earnings to Fixed Charges.
**23.1	Consent of KPMG LLP.
*23.2	Consent of Vinson & Elkins L.L.P. (to be included in Exhibit 5.1).
**24.1	Powers of Attorney (included on the original signature pages hereof).
***25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.
***25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.

*
To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**
Filed herewith.

***
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.